EXHIBIT 11.01

                          COMPUTATION OF EARNINGS PER SHARE

                           Nine Months Ended     Three Months Ended
                               April 30,              April 30,
                            1995       1994       1995        1994

AS REPORTED               $(1.31)     $(0.28)    $(0.17)    $(0.20)
                          =======     =======    =======    =======
PRIMARY
Average shares
 outstanding              512,739     505,602    514,097    505,856

Dilutive stock options--
  based upon treasury
  stock method using
  average market price          0           0          0          0
                          -------     -------    -------    -------
TOTAL                     512,739     505,602    514,097    505,856
                          =======     =======    =======    =======
Net earnings as
 reported               $(673,675)  $(139,515)  $(88,699)  $(99,059)

Effect of application
 of modified treasury
 stock method                   0           0          0          0
                         ---------   ---------  ---------  ---------
ADJUSTED NET EARNINGS   $(673,675)  $(139,515)  $(88,699)  $(99,059)
                        ==========  ==========  =========  =========
     PER SHARE AMOUNT   $  (1.314)  $  (0.276)  $ (0.173)  $ (0.196)
                        ==========  ==========  =========  =========
FULLY DILUTED
  Average shares
    outstanding           512,739     505,602    514,097    505,856

  Dilutive stock
    options--based
    upon treasury
    stock method
    using average
    market price                0           0          0          0
                        ---------    --------    --------   --------
                 TOTAL    512,739     505,602    514,097    505,856
                        =========    ========    ========   ========
Net earnings as
  reported              $(673,675) $ (139,515) $ (88,699) $ (99,059)

Effect of application
  of modified treasury
  stock method                  0           0          0          0
                        ---------   ---------    --------   --------
 ADJUSTED NET EARNINGS  $(673,675) $ (139,515) $ (88,699) $ (99,059)
                        =========   =========    ========   ========
      PER SHARE AMOUNT  $  (1.314) $   (0.276) $  (0.173) $  (0.196)
                        =========   =========    ========   ========